INSTALLED BUILDING PRODUCTS REPORTS
FIRST QUARTER 2024 RESULTS;
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Columbus, Ohio, May 9, 2024, Installed Building Products, Inc. (the "Company" or "IBP") (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the first quarter ended March 31, 2024.
First Quarter 2024 Highlights (Comparisons are to Prior Year Period)
•Net revenue increased 5.1% to $692.9 million
◦Installation revenue increased 5.3% to $655.9 million, as single-family and multi-family sales growth combined with sales from IBP's recent acquisitions
◦Other revenue, which includes IBP’s manufacturing and distribution operations, increased to $37.0 million from $36.6 million
•Net income increased 13.4% to a first quarter record of $55.9 million
•Adjusted EBITDA* increased 11.6% to a first quarter record of $117.3 million
•Net income per diluted share increased 13.2% to a first quarter record of $1.97
•Adjusted net income per diluted share* increased 14.9% to a first quarter record of $2.47
•At March 31, 2024, IBP had $399.9 million in cash and cash equivalents
•Repriced Term Loan B facility, reducing the borrowing cost and extending the maturity date to 2031
•Declared first quarter dividend of $0.35 per share which was paid to shareholders on March 31, 2024
•Declared annual variable dividend of $1.60 per share which was paid to shareholders on March 31, 2024
Recent Developments
•IBP’s Board of Directors declared the second quarter regular cash dividend of $0.35 per share
•In April 2024, acquired Trade Partners, Inc., a diverse installer of building products generating annual revenue of over $6 million
“Our first quarter financial results reflect improvements in our single-family end-market and the continuation of healthy sales growth in our multi-family end market. We believe our customers are committed to building single-family homes in the current macroeconomic and industry backdrop. The long-term opportunities in our residential and commercial end markets remain attractive in our opinion,” stated Jeff Edwards, Chairman and Chief Executive Officer.
“Margins during the quarter continued to be supported by strong execution and a strategic priority to focus on realizing the value of our services over volume. As a result, we achieved record first quarter net profit margin and adjusted EBITDA margin for the three months ended March 31, 2024. With our strong balance sheet and cash flow generation, acquisitions remain our top priority for asset allocation followed by distributing cash dividends, and opportunistically repurchasing our common stock,” continued Mr. Edwards.
“I am proud of our team’s ability to continually raise the bar and focus on what they can control within the business. The outlook for 2024 remains promising and we aim to continue to create significant value for our stakeholders over the long term,” concluded Mr. Edwards.
Acquisition Update
IBP continues to prioritize profitable growth through its proven strategy of acquiring well-run installers of insulation and complementary building products.

During the 2024 first quarter and in April 2024, IBP completed the following acquisitions:
•In March 2024, IBP acquired First State Building Products, LLC, a Delaware-based installer of fireplaces into new single-family construction projects with annual revenue of approximately $5 million.
•In April 2024, IBP acquired Trade Partners, Inc., a North Carolina-based installer of insulation and numerous after paint products including, shower doors, closet shelving, mirrors, gutters, window blinds with single-family and multifamily customers generating annual revenue of over $6 million.
2024 Second Quarter Cash Dividend
IBP’s Board of Directors has approved the Company’s quarterly cash dividend of $0.35 per share, payable on June 30, 2024, to stockholders of record on June 15, 2024. The second quarter regular cash dividend represents a 6% increase from last year’s second quarter cash dividend payment.
First Quarter 2024 Results Overview
For the first quarter of 2024, net revenue was $692.9 million, an increase of 5.1% from $659.3 million for the first quarter of 2023. On a consolidated same branch basis, net revenue increased 2.9% from the prior year quarter, which was primarily attributable to a 3.8% increase in price/mix partially offset by a 1.4% decline in IBP's reported job volume. Residential sales growth within the Company's Installation segment was 3.8% on a same branch basis in the quarter, as a 1.5% improvement in single-family same branch sales combined with a 13.0% increase in multi-family same branch sales. According to the U.S. Census Bureau, the number of single-family housing units under construction across the industry fell 6% from the prior year quarter while multi-family units were up 1% relative to last year. Commercial same branch sales were down 0.8% from the prior year quarter and total commercial sales increased 2.8%, which includes the Company's recent acquisitions.
Gross profit improved 11.5% to $234.5 million from $210.4 million in the prior year quarter. Gross profit and adjusted gross profit* as a percent of total revenue were 33.8% and 33.9%, respectively, up from 31.9% for both gross profit and adjusted gross profit in the same period last year. Adjusted gross profit primarily adjusts for the Company’s share-based compensation expense.
Selling and administrative expense, as a percent of net revenue, was 19.6% compared to 18.5% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 19.0% compared to 17.9% in the prior year quarter.
Net income was $55.9 million, or $1.97 per diluted share, compared to $49.3 million, or $1.74 per diluted share in the prior year quarter. Net profit margin for the first quarter was 8.1% compared to 7.5% in the prior year quarter. Adjusted net income* was $70.2 million, or $2.47 per diluted share, compared to $60.7 million, or $2.15 per diluted share in the prior year quarter. Adjusted net income margin* for the first quarter was 10.1% compared to 9.2% in the prior year quarter. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.
EBITDA* was $112.8 million, an 11.6% increase from $101.1 million in the prior year quarter as a result of improved margins of 16.3% and 15.3%, respectively. Adjusted EBITDA* was $117.3 million, an 11.6% increase from $105.1 million in the prior year quarter, representing adjusted EBITDA margins* of 16.9% and 15.9%, respectively.
Conference Call and Webcast
The Company will host a conference call and webcast on May 9, 2024 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 800-274-8461 (domestic) or 203-518-9814 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through June 9, 2024, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 1155140.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, payment of dividends, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited, in millions, except share and per share amounts)

	Three months ended March 31,
	2024	2023
Net revenue	$692.9	$659.3
Cost of sales	458.4	448.9
Gross profit	234.5	210.4
Operating expenses
Selling	33.3	32.6
Administrative	102.6	89.5
Amortization	10.7	11.4
Operating income	87.9	76.9
Other expense, net
Interest expense, net	11.9	9.7
Other (income)	(0.4)	(0.2)
Income before income taxes	76.4	67.4
Income tax provision	20.5	18.1
Net income	$55.9	$49.3
Other comprehensive income (loss), net of tax:
Net change on cash flow hedges, net of tax (provision) benefit of $(1.7) and $2.3 for the three months ended March 31, 2024 and 2023, respectively.	4.7	(6.3)
Comprehensive income	$60.6	$43.0
Earnings Per Share:
Basic	$1.98	$1.76
Diluted	$1.97	$1.74
Weighted average shares outstanding:
Basic	28,171,444	28,075,678
Diluted	28,385,001	28,278,220

Cash dividends declared per share	$1.95	$1.23

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except share and per share amounts)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$399.9	$386.5
Accounts receivable (less allowance for credit losses of $10,634 and $9,549 at March 31, 2024 and December 31, 2023, respectively)	425.5	423.3
Inventories	171.1	162.8
Prepaid expenses and other current assets	82.7	97.4
Total current assets	1,079.2	1,070.0
Property and equipment, net	146.3	137.2
Operating lease right-of-use assets	79.3	78.1
Goodwill	400.4	398.8
Customer relationships, net	173.7	179.6
Other intangibles, net	86.8	89.1
Other non-current assets	37.5	28.5
Total assets	$2,003.2	$1,981.3
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Current maturities of long-term debt	$31.6	$32.2
Current maturities of operating lease obligations	28.4	28.3
Current maturities of finance lease obligations	2.8	2.7
Accounts payable	156.8	158.6
Accrued compensation	47.2	59.6
Other current liabilities	72.9	65.0
Total current liabilities	339.7	346.4
Long-term debt	843.4	835.1
Operating lease obligations	51.0	49.9
Finance lease obligations	6.9	6.6
Deferred income taxes	26.2	24.5
Other long-term liabilities	56.8	48.5
Total liabilities	1,324.0	1,311.0
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,582,403 and 33,429,557 issued and 28,410,568 and 28,306,482 shares outstanding at March 31, 2024 and December 31, 2023, respectively	0.3	0.3
Additional paid in capital	248.7	244.7
Retained earnings	694.2	693.8
Treasury stock; at cost: 5,171,835 and 5,123,075 shares at March 31, 2024 and December 31, 2023, respectively	(302.4)	(302.2)
Accumulated other comprehensive income	38.4	33.7
Total stockholders’ equity	679.2	670.3
Total liabilities and stockholders’ equity	$2,003.2	$1,981.3

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$55.9	$49.3
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	13.8	12.5
Amortization of operating lease right-of-use assets	7.6	7.3
Amortization of intangibles	10.7	11.4
Amortization of deferred financing costs and debt discount	0.4	0.5
Provision for credit losses	1.4	1.7
Write-off of debt issuance costs	1.1	—
Gain on sale of property and equipment	(0.4)	(0.6)
Noncash stock compensation	4.0	3.4
Other, net	(3.4)	(2.5)
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(3.6)	1.7
Inventories	(8.0)	7.7
Other assets	4.0	4.4
Accounts payable	(1.4)	(16.9)
Income taxes receivable/payable	19.7	16.5
Other liabilities	(17.0)	(22.6)
Net cash provided by operating activities	84.8	73.8
Cash flows from investing activities
Purchases of property and equipment	(21.8)	(14.9)
Acquisitions of businesses, net of cash acquired	(4.1)	(38.0)
Proceeds from sale of property and equipment	0.7	0.7
Settlements with interest rate swap counterparties	4.5	3.6
Other	(0.4)	1.0
Net cash used in investing activities	$(21.1)	$(47.6)

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited, in millions)

	Three months ended March 31,
	2024	2023
Cash flows from financing activities
Proceeds from Term Loan	$142.9	$—
Payments on Term Loan	(133.0)	(1.3)
Proceeds from vehicle and equipment notes payable	5.2	8.1
Debt issuance costs	(1.5)	—
Principal payments on long-term debt	(7.5)	(7.0)
Principal payments on finance lease obligations	(0.8)	(0.7)
Dividends paid	(54.9)	(34.5)
Acquisition-related obligations	(0.5)	(1.7)
Surrender of common stock awards by employees	(0.2)	—
Net cash used in financing activities	(50.3)	(37.1)
Net change in cash and cash equivalents	13.4	(10.9)
Cash and cash equivalents at beginning of period	386.5	229.6
Cash and cash equivalents at end of period	$399.9	$218.7
Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$15.5	$14.7
Income taxes, net of refunds	0.8	1.5
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	$8.8	$5.7
Property and equipment obtained in exchange for finance lease obligations	1.2	1.0
Seller obligations in connection with acquisition of businesses	0.6	6.0
Unpaid purchases of property and equipment included in accounts payable	2.8	2.3

INSTALLED BUILDING PRODUCTS, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Information on Segments
Our Company has three operating segments consisting of Installation, Distribution and Manufacturing. The Other category reported below reflects the operations of our Distribution and Manufacturing operating segments.

	Three months ended March 31, 2024
	Installation	Other	Eliminations	Consolidated
Revenue	$655.9	$40.3	$(3.3)	$692.9
Cost of sales (1)	419.3	28.5	(2.3)	445.5
Segment gross profit	$236.6	$11.8	$(1.0)	$247.4
Segment gross profit percentage	36.1%	29.3%	29.4%	35.7%

	Three months ended March 31, 2023
	Installation	Other	Eliminations	Consolidated
Revenue	$622.7	$38.7	$(2.1)	$659.3
Cost of sales (1)	410.4	28.5	(1.8)	$437.1
Segment gross profit	$212.3	$10.2	$(0.3)	$222.2
Segment gross profit percentage	34.1%	26.5%	18.1%	33.7%
(1)    Cost of sales included in segment gross profit is exclusive of depreciation and amortization for the three months ended March 31, 2024 and 2023.
The reconciliation between consolidated segment gross profit for each period as shown in the tables above to consolidated income before income taxes as follows:

	Three months ended March 31,
	2024	2023
Segment gross profit - consolidated	$247.4	$222.2
Depreciation and amortization (1)	12.9	11.8
Gross profit, as reported	234.5	210.4
Operating expenses	146.6	133.5
Operating income	87.9	76.9
Other expense, net	11.5	9.5
Income before income taxes	$76.4	$67.4
(1)    Depreciation and amortization is excluded from segment gross profit for the three months ended March 31, 2024 and 2023.

INSTALLED BUILDING PRODUCTS, INC.
REVENUE BY END MARKET
(unaudited, in millions)

	Three months ended March 31,
	2024		2023
Installation:
Residential new construction	$502.8	73%	$475.1	72%
Repair and remodel	40.1	6%	37.7	6%
Commercial	113.0	16%	109.9	16%
Net revenue, Installation	655.9	95%	622.7	94%
Other	37.0	5%	36.6	6%
Net revenue, as reported	$692.9	100%	$659.3	100%

Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting GAAP net income, EBITDA, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.
We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.
Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.
We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(unaudited, in millions, except share and per share amounts)
The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.
Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended March 31,
	2024	2023
Net income, as reported	$55.9	$49.3
Adjustments for adjusted net income
Share-based compensation expense	4.0	3.4
Acquisition related expenses	0.5	0.6
Amortization expense (1)	10.7	11.4
Loan refinancing expenses (2)	4.1	—
Tax impact of adjusted items at a normalized tax rate (3)	(5.0)	(4.0)
Adjusted net income	$70.2	$60.7
Weighted average shares outstanding (diluted)	28,385,001	28,278,220
Diluted net income per share, as reported	$1.97	$1.74
Adjustments for adjusted net income, net of tax impact, per diluted share (4)	0.50	0.41
Diluted adjusted net income per share	$2.47	$2.15

(1)    Addback of all non-cash amortization resulting from business combinations.
(2)     Includes $1.1 million of non-cash write-off of capitalized loan expense and $3.0 million of cash paid to third parties in connection with loan refinancing for the three months ended March 31, 2024.
(3)     Normalized effective tax rate of 26.0% applied to periods presented.
(4)     Includes adjustments related to the items noted above, net of tax.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED GROSS PROFIT CALCULATIONS
(unaudited, in millions)

The table below reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, gross profit, for the periods presented therein.

	Three months ended March 31,
	2024	2023
Gross profit	$234.5	$210.4
Share-based compensation expense	0.3	0.2
Adjusted gross profit	$234.8	$210.6

Gross profit margin	33.8%	31.9%
Adjusted gross profit margin	33.9%	31.9%

The table below reconciles Adjusted Selling and Administrative to the most directly comparable GAAP financial measure, selling and administrative, for the periods presented therein.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS
(unaudited, in millions)

	Three months ended March 31,
	2024	2023
Selling expense	$33.3	$32.6
Administrative expense	102.6	89.5
Selling and Administrative expense, as reported	135.9	122.1
Share-based compensation expense	3.8	3.3
Acquisition related expense	0.5	0.6
Adjusted Selling and Administrative expense	$131.6	$118.2

Selling and Administrative expense - % Total revenue	19.6%	18.5%
Adjusted Selling and Administrative expense - % Total revenue	19.0%	17.9%

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA AND ADJUSTED EBITDA CALCULATIONS
(unaudited, in millions)

The table below reconciles EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

	Three months ended March 31,
	2024	2023
Net income, as reported	$55.9	$49.3
Interest expense	11.9	9.7
Provision for income tax	20.5	18.1
Depreciation and amortization	24.5	24.0
EBITDA	112.8	101.1
Acquisition related expenses	0.5	0.6
Share based compensation expense	4.0	3.4
Adjusted EBITDA	$117.3	$105.1

Net profit margin	8.1%	7.5%
EBITDA margin	16.3%	15.3%
Adjusted EBITDA margin	16.9%	15.9%

INSTALLED BUILDING PRODUCTS, INC.
SUPPLEMENTARY TABLE
(unaudited)

	Three months ended March 31,
	2024	2023
Period-over-period Growth
Consolidated Sales Growth	5.1%	12.2%
Consolidated Same Branch Sales Growth	2.9%	7.1%

Installation
Sales Growth	5.3%	10.9%
Same Branch Sales Growth	3.1%	7.0%

Single-Family Sales Growth	3.9%	1.6%
Single-Family Same Branch Sales Growth	1.5%	(2.6)%

Multi-Family Sales Growth	13.6%	38.1%
Multi-Family Same Branch Sales Growth	13.0%	37.9%

Residential Sales Growth	5.8%	7.4%
Residential Same Branch Sales Growth	3.8%	3.8%

Commercial Sales Growth(1)	2.8%	27.0%
Commercial Same Branch Sales Growth	(0.8)%	22.4%

Other (2)
Sales Growth	4.1%	45.3%
Same Branch Sales Growth	4.1%	12.9%

Same Branch Sales Growth - Installation
Volume Growth(3)	(1.4)%	(9.3)%
Price/Mix Growth(3)	3.8%	16.5%

U.S. Housing Market(4)
Total Completions Growth	4.3%	11.6%
Single-Family Completions Growth	(5.8)%	1.3%
Multi-Family Completions Growth	27.3%	50.8%

(1)    Our commercial end market consists of heavy and light commercial projects.
(2)    Other business segment category includes our manufacturing and distribution businesses operating segments.
(3)    The heavy commercial end market is excluded from these metrics given its much larger per-job revenue compared to our average job.
(4)    U.S. Census Bureau data, as revised.

INSTALLED BUILDING PRODUCTS, INC.
INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS
(unaudited, in millions)

Revenue Increase
	Three months ended March 31,
	2024	% Total	2023	% Total
Same Branch	$19.4	57.7%	$41.4	57.7%
Acquired	14.2	42.3%	30.4	42.3%
Total	$33.6	100.0%	$71.8	100.0%

Adjusted EBITDA Margin Contributions
	Three months ended March 31,
	2024	% Margin	2023	% Margin
Same Branch(1)	$9.7	50.0%	$16.3	39.4%
Acquired	2.5	17.6%	4.5	14.8%
Total	$12.2	36.3%	$20.8	29.0%

(1)    Same branch adjusted EBITDA margin contribution percentage is a percentage of same branch revenue increase.

Source: Installed Building Products, Inc.

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